Exhibit 99.1
Health Benefits Direct to Partner with eHealth, Inc.
Health Benefits Direct Will Transfer Existing Customers and Refer New Prospects
to eHealth
MOUNTAIN VIEW, CA and RADNOR, PA, February 26, 2009 — eHealth, Inc. (NASDAQ: EHTH), the parent company of eHealthInsurance®, and Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the marketing, sales and administration of insurance, today announced that they have entered into customer transition and marketing agreements. Under these agreements, Health Benefits Direct will transfer the majority of its existing health insurance members and refer all of its ongoing health insurance prospects to eHealth. The existing members transferred to eHealth are all individual and family major medical and ancillary members holding plans issued by Aetna, Assurant Health, Golden Rule Insurance Company, Humana and PacifiCare. This membership transfer has been made with the approval and cooperation of these five leading health insurance companies.
Anthony Verdi, Acting Principal Executive Officer of Health Benefits Direct commented, “We are very pleased to be partnering with eHealth, the leading source of health insurance in the United States. eHealth’s online platform and scalable customer service will ensure the highest quality transition and service for our health insurance customers, as we exit the agency segment of our business. We have strategically restructured our business model over the last year by focusing on our InsPro software and Insurint™ web-portal technology, and today’s announcement is a very positive step forward for us.” Mr. Verdi concluded by saying, “We will recognize a gain on the membership transfer and will share in future revenues generated by the customer transition and marketing agreements with eHealth.”
Bruce Telkamp, Executive Vice President of Business and Corporate Development of eHealth said, “This partnership with Health Benefits Direct allows us to extend the reach and benefits of our online health insurance platform to a large number of new customers, and we expect it will be accretive to earnings and generate additional revenue in 2009 and subsequent years. We are working closely with Health Benefits Direct, as well as Aetna, Assurant, Golden Rule, Humana and PacifiCare, to ensure the highest quality customer experience for all existing and new members referred to us.” Mr. Telkamp continued, “We are also supportive of Health Benefits Direct’s technology businesses and look forward to working with them cooperatively as these businesses continue to grow.”
About eHealth, Inc.:
eHealth, Inc. (Nasdaq:EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, http://www.ehealthinsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of health plans underwritten by more than 180 of the nation’s health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. eHealthInsurance and eHealth are registered trademarks of eHealthInsurance Services, Inc.

About Health Benefits Direct Corporation
Through its subsidiary, Atiam Technologies, Health Benefits Direct offers InsPro software, an internet-based marketing and administration system used by Insurance carriers and Third Party Administrators. Through its subsidiary, Insurint Corporation, Health Benefits Direct provides a proprietary, professional-grade, web-based agent quote engine portal that aggregates accurate real-time quotes from multiple highly-rated health insurance carriers, life insurance carriers and carriers of related insurance products. www.healthbenefitsdirect.com
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the referral of prospects and members; Health Benefits Direct’s recognition of gain and sharing in future revenues; the expectation that the partnership will be accretive to eHealth’s earnings and generate additional revenue for eHealth in 2009 and subsequent years; the quality of transition and service; and continued cooperation between eHealth and Health Benefits Direct. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks described in eHealth’s and Health Benefit Direct’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and Health Benefits Direct’s website at www.healthbenefitsdirect.com. These documents are also available on the Securities and Exchange Commission’s website at www.sec.gov. Neither eHealth nor Health Benefits Direct undertakes any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

For more information, please contact:
Kate Sidorovich, Director of Investor Relations	Brian Mast, Director of Public Relations
eHealth, Inc.	eHealth, Inc.
(650)210-3111	(650)210-3149
kate.sidorovich@ehealth.com	brian.mast@ehealth.com
Shelley Young
The Piacente Group For Health Benefits Direct Corporation
212- 481-2050
shelley@tpg-ir.com